EXHIBIT 17(b)


                          FORM OF NON-COMPETE AGREEMENT

         This NON-COMPETE AGREEMENT (the "Agreement"), made this ___ day of August, 2005, by and between Shay Assets Management, Inc. ("SAMI"), a Florida corporation, having offices at 230 W. Monroe Street, Chicago, Illinois 60605, and [[Co-operative Bank Investment Fund (d/b/a Bank Investment Fund) ("BIF"), a corporation organized pursuant to a special act of the Commonwealth of Massachusetts (Massachusetts Acts of 1984, Chapter 482, as amended), having offices at 75 Park Plaza, Boston, Massachusetts 02116-3934] / [William F. Casey, Jr./Susan L. Ellis/Annemarie Lee, an individual residing at _____ (the "Officer").]]

         WHEREAS, SAMI and Asset Management Fund, an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), advised by SAMI, has entered into an Agreement and Plan of Reorganization, [dated the date hereof] (the "Plan of Reorganization"), with [BIF/Bank Investment Fund ("BIF")], an investment company registered under the 1940 Act [for which the Officer serves as an officer], providing for the reorganization of Fund One and Liquidity Fund, each a series of BIF, into Short U.S. Government Fund and Money Market Fund, each a series of Asset Management Fund, respectively.

         NOW THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, the parties hereto agree as follows:

1.       Non-Compete.
         -----------

         (a)      Scope of Non-Compete Agreement.

                  (i) [BIF/The Officer] agrees that for a period of five years from the Closing Date (as defined in the Plan of Reorganization) (the "Covenant Period"), [BIF and any of its affiliates/the Officer] shall not, directly or indirectly, or through any affiliate, act as or render services to an investment adviser, investment sub-adviser, principal underwriter or distributor of any open-end or closed-end investment company registered under the 1940 Act that markets itself for investment by banks, savings associations or credit unions anywhere in the United States of America, or otherwise be involved in the investment management, underwriting or distributing of any such investment company (a "Competing Business").

                  (ii) During the Covenant Period, [BIF or any of its affiliates/the Officer] shall not, directly or indirectly (including, without limitation, either alone or as a partner, director, officer, employee, joint venturer or stockholder of, or as a consultant or other independent contractor to or agent or representative for, any company, business, individual or other entity (including BIF)), hire or solicit any employee of, or independent contractor or consultant to, SAMI or any of its affiliates or request any employee of, or independent contractor or consultant to, SAMI or any of its affiliates to leave the employ of or cease consulting for SAMI or such affiliates, provided that this restriction shall not apply to persons providing

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                           exclusively clerical or ministerial functions to SAMI
                           or any of its affiliates; solicit or request any employee of, or consultant or independent contractor to, SAMI or any of its affiliates to become a shareholder, partner, member, officer or employee of, or consultant or independent contractor to, any Competing Business; solicit or request any Competing Business to employ any employee of or consultant to SAMI or any of its affiliates; or solicit or request any customer or client of SAMI or any shareholder of an investment company managed by SAMI to become a customer, client or shareholder of a Competing Business.

                  (iii)    If [BIF/the Officer] violates the provisions of
                           Section 1(a)(i) or (ii) above, the Covenant Period shall be extended by the number of months during which [BIF/the Officer] was in violation thereof.

         (b)      Compensation.
                  ------------

                  For the agreement not to compete under this Section 1, SAMI (or an affiliate) shall pay [BIF/the Officer], and subject to the consummation of the transactions contemplated by the Plan of Reorganization, [$2,500] in cash as an advance against the compensation payable under this Section 1(b). [BIF/The Officer] shall earn such advance payment by complying with this Agreement during the Covenant Period. In the event that this Agreement is breached during the Covenant Period, in addition to any other remedies to which SAMI shall be entitled (including specific performance of this Agreement through the end of the Covenant Period), such advance shall be immediately repayable. On the date of such breach, [BIF/the Officer] shall pay SAMI an amount equal to the product of (i) [$41.67] and
                  (ii) the number of full or partial months remaining until the end of the Covenant Period. In all other cases, the compensation advance shall be deemed earned at the end of the Covenant Period.

         (c)      Early Termination.
                  -----------------

                  If the transactions contemplated by the Plan of Reorganization are not consummated, this Agreement shall terminate effective with the termination of the Plan of Reorganization.

2.       Equitable Remedies.
         ------------------

         The restrictions contained in this Agreement are necessary for the protection of the business goodwill of SAMI and its affiliates and are considered by [BIF/the Officer] to be reasonable for such purpose. [BIF/The Officer] agrees that any breach of this Agreement is likely to cause SAMI substantial and irrevocable damage and therefore, in the event of any such breach, [BIF/the Officer] agrees that SAMI, in addition to such other remedies which may be available, shall be entitled to specific performance and other injunctive relief, without bond.

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3.       Severability; Reformation.
         --------------------------

         If any provision of this Agreement is held invalid by a court, the remaining provisions will nonetheless be enforced according to their terms. Further, if any provision is held to be over broad, a court may modify that provision to the extent necessary to make the provision enforceable according to applicable law, and enforce the provision as modified.

4.       Assignment.
         ----------

         This Agreement and the rights and obligations of the parties hereunder may not be assigned or delegated by either party, except that SAMI shall have the right to assign this Agreement to an affiliate of SAMI. This Agreement shall inure to the benefit of the successors, heirs, executors, personal representatives, administrators and permitted assigns of SAMI and of [BIF/the Officer].

5.       Headings.
         --------

         Headings and sub-headings are for convenience only and shall not be deemed to be part of this Agreement.

6.       Amendments; Waiver.
         ------------------

         This Agreement may be amended or modified in whole or in part, only by an instrument in writing signed by all parties hereto. Any waiver by either party to this Agreement of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision hereof.

7.       Notices.
         -------

         Any notices or other communications required hereunder shall be in writing and shall be deemed given when delivered in person, when sent by overnight courier or by facsimile provided that confirmation of receipt is received, or when mailed, by certified or registered first-class mail, postage pre-paid, return receipt requested, addressed to the appropriate address set forth on the first page of this Agreement, or to such other address as either party shall have notified the other in accordance with the provisions of this Section 7.

8.       Counterparts.
         ------------

         This Agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which shall be deemed a single agreement.

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9.       Governing Law.
         -------------

         This Agreement shall be construed in accordance with and governed for all purposes by the laws and public policy of the State of Illinois. In enforcing such governing laws and public policy, any court of competent jurisdiction shall afford all relief which an Illinois court would afford under the circumstances.

10.      Entire Agreement.
         ----------------

         This Agreement constitutes the sole and entire agreement of the parties as to the matters set forth herein and supersedes any previous agreements, understandings and arrangements between the parties hereto.



                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have executed this Non-Compete Agreement as of the date and year first above written.


                                        [CO-OPERATIVE BANK INVESTMENT FUND
                                        (D/B/A BANK INVESTMENT FUND)


                                        By:
                                             -----------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:                                 ]
                                             -----------------------------------



                                        ----------------------------------------
                                        [Officer]


                                        SHAY ASSETS MANAGEMENT, INC.


                                        By:
                                             -----------------------------------
                                        Name:  Rodger D. Shay, Jr.
                                        Title: President